As filed with the Securities and Exchange Commission on May 15, 2019

Registration No. 333-________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
      Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CESCA THERAPEUTICS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-3018487 (I.R.S. Employer Identification No.)

2711 Citrus Road

Rancho Cordova, California 95742

(949) 753-0624
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)
_____________________________________

Jeffery Cauble

Principal Financial and Accounting Officer

2711 Citrus Road

Rancho Cordova, California 95742

(916) 858-5100

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

with a copy to:

Curt P. Creely, Esquire
Foley & Lardner LLP
100 North Tampa Street, Suite 2700
Tampa, Florida 33602
Phone: (813) 229-2300
Fax: (813) 221-4210

_____________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒	Smaller reporting company ☒	Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 __________________________

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price		Amount of registration fee
Common stock, par value $0.001 per share	4,444,444	$0.2685	$1,193,333.21	(3)	$144.64

(1)	Consists of 4,444,444 shares of common stock issuable upon the exercise of pre-funded warrants at an exercise price of $0.01 per share.
(2)

Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of common stock registered hereby is subject to adjustment to prevent dilution resulting from stock splits, stock dividends or similar transactions. The shares of common stock are being registered for resale by the selling stockholder named in this registration statement.

(3)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sale prices of the common stock reported on the NASDAQ Capital Market on March 13, 2019.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholder may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MAY 15, 2019

Prospectus

4,444,444 Shares of Common Stock
______________

This prospectus relates to the offer and sale from time to time by the selling stockholder named in this prospectus of up to 4,444,444 shares of our common stock issuable upon the exercise of pre-funded warrants. The warrants were issued to the selling stockholder in a private placement transaction that closed on April 18, 2019.

We are not selling any common stock under this prospectus and will not receive any of the proceeds from the sale or other disposition of shares by the selling stockholder. We will, however, receive proceeds from any warrants that are exercised through the payment of the exercise price in cash.

The selling stockholder or her transferees, pledgees, assignees, or successors-in-interest may offer and sell or otherwise dispose of the shares of common stock described in this prospectus from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholder will bear all commissions and discounts, if any, attributable to the sales of shares. We will bear all other costs, expenses, and fees in connection with the registration of the shares. See “Plan of Distribution” beginning on page 4 for more information about how the selling stockholder may sell or dispose of the shares of common stock.

Our common stock is traded on the Nasdaq Capital Market under the symbol “KOOL.” On May 14, 2019, the closing price of one share of our common stock on the Nasdaq Capital Market was $0.268 per share.

Investing in our securities involves risk. See “Risk Factors” beginning on page 2 of this prospectus.

_______________________________

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

_______________________________

The date of this prospectus is May      , 2019.

about this prospectus

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). The selling stockholder named in this prospectus may from time to time sell the securities described in the prospectus. You should read this prospectus together with the more detailed information regarding our company, our common stock, and our financial statements and notes to those statements that appear elsewhere in this prospectus and any applicable prospectus supplement together with the additional information that we incorporate in this prospectus by reference, which we describe under the heading “Where You Can Find More Information.”

You should rely only on the information contained in, or incorporated by reference in, this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information from that contained in, or incorporated by reference in, this prospectus. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of those documents or that any document incorporated by reference is accurate as of any date other than its filing date. You should not consider this prospectus to be an offer or solicitation relating to the securities in any jurisdiction in which such an offer or solicitation relating to the securities is not authorized. Furthermore, you should not consider this prospectus to be an offer or solicitation relating to the securities if the person making the offer or solicitation is not qualified to do so, or if it is unlawful for you to receive such an offer or solicitation.

In this prospectus, we frequently use the terms “we,” “our,” “us,” “our company,” and the “Company” to refer to Cesca Therapeutics Inc.

i

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the Exchange Act”). We have tried, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “expect,” “believe,” “estimate,” “anticipate,” “intend,” “continue,” “plan,” “predict,” “seek,” “should,” “would,” “could,” “potential,” “ongoing,” and similar expressions to identify forward-looking statements, whether in the negative or the affirmative. These statements reflect our current beliefs and are based on information currently available to us. Accordingly, such forward-looking statements involve known and unknown risks, uncertainties and other factors which could cause our actual results, performance or achievements to differ materially from those expressed in, or implied by, such statements. These risks, uncertainties, factors and contingencies include, without limitation, the sufficiency and source of capital required to fund our operations and in furtherance of our business plan; our ability to remain listed on NASDAQ and remain in compliance with its listing standards; the global perception of the clinical utility of banked cord blood and the amount of investment in research and development supporting clinical data for additional applications; delays in commencing or completing clinical testing of products; the success of any collaborative arrangements to commercialize our products; our reliance on significant distributors or end users; the availability and sufficiency of commercial scale manufacturing facilities and reliance on third party contract manufacturers; and our ability to protect our patents and trademarks in the U.S. and other countries.

Forward-looking statements reflect our management’s expectations or predictions of future conditions, events or results based on various assumptions and management’s estimates of trends and economic factors in the markets in which we are active, as well as our business plans. They are not guarantees of future performance. By their nature, forward-looking statements are subject to risks and uncertainties. Our actual results and financial condition may differ, possibly materially, from the anticipated results and financial condition indicated in these forward-looking statements. There are a number of factors that could cause actual conditions, events or results to differ materially from those described in the forward-looking statements contained in this prospectus and the documents incorporated by reference into this prospectus.

See an additional discussion under “Risk Factors” beginning on page 2 of this prospectus, and other factors detailed from time to time in our other filings with the SEC. These forward-looking statements are representative only as of the date they are made, and we undertake no obligation to update any forward-looking statement as a result of new information, future events or otherwise.

ii

Prospectus Summary

The information contained in or incorporated by reference into this prospectus summarizes certain information about our company. It may not contain all of the information that is important to you. To understand this offering fully, you should read carefully the entire prospectus, including “Risk Factors,” and the other information incorporated by reference into this prospectus.

Our Business

We develop, commercialize and market a full suite of solutions for automated clinical biobanking, point-of-care applications, and automation for immuno-oncology. We have developed an automated, functionally closed CAR-TXpress™ Platform to streamline the manufacturing process for the emerging CAR-T immunotherapy market. We are an affiliated company of China-based Boyalife Group, a China-based industry research alliance encompassing top research institutions for stem cell and regenerative medicine.

Corporate Information

We are a Delaware corporation and our corporate headquarters is located at 2711 Citrus Road, Rancho Cordova, California 95742. Our telephone number is (916) 858-5100. Our Internet website address is www.cescatherapeutics.com. We do not incorporate the information on our website into this prospectus, and you should not consider it part of this prospectus.

Private Placement Transaction

On April 18, 2019, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the selling stockholder, pursuant to which we issued and sold to the selling stockholder, in a private placement transaction, 4,444,444 pre-funded warrants for a purchase price of $0.17 per pre-funded warrant. Each pre-funded warrant was immediately exercisable for one share of our common stock at an exercise price of $0.01 per share and remains exercisable until exercised in full. The selling stockholder does not have the right to exercise any portion of the pre-funded warrant if the selling stockholder, together with her affiliates, would beneficially own in excess of 4.99% of the number of shares of our common stock outstanding immediately after giving effect to such exercise (the “Beneficial Ownership Limitation”); provided, however, that the selling stockholder may increase or decrease the Beneficial Ownership Limitation, although any increase will not be effective until the 61st day after a notice of increase is delivered to us and the selling stockholder may not increase the Beneficial Ownership Limitation in excess of 9.99%.

In addition, subject to certain exceptions, in the event we sell or issue any shares of common stock or common stock equivalents during the period beginning on April 18, 2019 and ending on April 18, 2020, the Company is required to issue the selling stockholder a number of shares of common stock (or additional pre-funded warrants to purchase shares of common stock) equal to the number of shares the selling stockholder would have received had the purchase price for such shares been at such lower purchase price.

Under the Purchase Agreement, we agreed to register the resale of the shares of common stock issuable upon exercise of the pre-funded warrants. This prospectus has been filed by us in furtherance of such agreement.

The Offering

The selling stockholder may offer and sell up to 4,444,444 shares of our common stock, which shares are issuable upon the exercise of the pre-funded warrants sold to the selling stockholder under the Purchase Agreement.

Risk Factors

An investment in our common stock involves significant risks. You should carefully consider and evaluate all of the information included and incorporated by reference in this prospectus, including the risk factors incorporated herein by reference from “Part I, Item 1A. Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 26, 2019 and “Part II, Item 1A. Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, which was filed with the SEC on May 14, 2019, and as further updated by our subsequent filings under the Exchange Act. Any of these risks could materially and adversely affect our business, results of operations and financial condition, which in turn could materially and adversely affect the price of our common stock and the value of your investment in our common stock.

Use of Proceeds

We will not receive any proceeds from the sale by the selling stockholder of the shares of common stock offered by this prospectus. We will, however, receive proceeds on the exercise by the selling stockholder of the pre-funded warrants if the warrants are exercised for cash. If all of the pre-funded warrants issued under the Purchase Agreement are fully exercised, we will receive gross cash proceeds of approximately $44,444. We expect to use the proceeds from the exercise of such warrants, if any, for general corporate purposes.

SELLING STOCKHOLDER

This prospectus relates to the offer and sale from time to time by the selling stockholder of up to 4,444,444 shares of our common stock, which shares are issuable upon the exercise of the pre-funded warrants sold to the selling stockholder under the Purchase Agreement. See “Prospectus Summary—Private Placement Transaction” for additional information. We are registering the offer and sale by the selling stockholder of the shares of our common stock covered by this prospectus to satisfy the contractual registration rights of the selling stockholder under the Purchase Agreement.

We will pay certain expenses of the registration of the shares offered hereby, including the SEC filing fees. Brokerage commissions and similar selling expenses, if any, attributable to the sale of shares of our common stock will be borne by the selling stockholder.

The selling stockholder does not have nor within the past three years any material relationship with us or any of our affiliates other than in connection with the following transactions, except as follows:

(a)     The above-described private placement transaction.

(b)     The separate private placement transaction we entered into with the selling stockholder on August 28, 2018, pursuant to which we issued and sold to the selling stockholder 1,000,000 shares of our common stock for a purchase price of $0.18 per share and 2,965,000 pre-funded warrants (the “August Pre-Funded Warrants”) for a purchase price of $0.17 per pre-funded warrant.

(c)     The separate private placement transaction we entered into with Orbrex (USA) Co. Limited (“Orbrex”), an affiliate of the selling stockholder, on January 29, 2019 pursuant to which we issued and sold to Orbrex an unsecured convertible promissory note in the original principal amount of $800,000 (the “Convertible Note”). Subject to the approval of our stockholders at the Company’s 2020 annual meeting of stockholders, the Convertible Note shall be convertible after six months from the issuance date into shares of our common stock at a conversion price equal to the lower of (a) $0.18 per share and (b) 90% of the closing sale price of our common stock on the date of conversion (subject to a floor conversion price of $0.05).

We do not know when or in what amounts the selling stockholder may offer and sell the shares of our common stock listed in the table below. The selling stockholder might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholder may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling stockholder after completion of the offering. For purposes of presenting information in the table below, however, we have assumed that the selling stockholder will offer and sell all of the shares of common stock covered by this prospectus.

The table below presents information regarding the selling stockholder and the shares of our common stock that the selling stockholder may sell or otherwise dispose of from time to time under this prospectus. The percentage of beneficial ownership is based upon 23,649,147 shares of common stock issued and outstanding as of May 7, 2019. Beneficial ownership is determined under Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and includes any securities that grant the selling stockholder the right to acquire common stock within 60 days of May 7, 2019, except that, for purposes of the table below, we have not given effect to the Beneficial Ownership Limitation. Information in the table below is based on information provided to us by the selling stockholder and is accurate to the best of our knowledge as of the date of this prospectus.

	Shares Beneficially Owned Before the Offering and After the Offering
Name beneficial owner	Shares Beneficially Owned Before the Offering(1)	Percentage of Shares Beneficially Owned	Number of Shares That May be Sold in the Offering	Shares Beneficially Owned After the Offering	Percentage of Shares Beneficially Owned After the Offering
Yuan Lan Fang	1,182,221	4.99%	4,444,444	1,182,221	4.99%

___________________________

(1)

Consists of shares issuable upon the exercise of the August Pre-Funded Warrants. Does not include the shares underlying the Convertible Note, or the additional 667,044 shares issuable under the August Pre-Funded Warrants and the 4,444,444 shares issuable under the pre-funded warrants sold under the Purchase Agreement because the selling stockholder does not have the right to exercise such warrants to the extent the selling stockholder, together with the selling stockholder’s affiliates, would beneficially own in excess of 4.99% of the outstanding shares of our common stock (including securities convertible into or exercisable for common stock). The selling stockholder’s business address is 357 Zhong Hua Yuan, 2388 Hong Qiao Road, Shanghai, China.

PLAN OF DISTRIBUTION

The selling stockholder may sell all or a portion of the shares from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares are sold through underwriters or broker-dealers, the selling stockholder will be responsible for underwriting discounts or commissions or agent’s commissions. The shares may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the shares may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales made after the date the registration statement, of which this prospectus forms a part, is declared effective by the SEC;

●	broker dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholder may transfer the shares by other means not described in this prospectus. If the selling stockholder effects such transactions by selling shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholder or commissions from purchasers of the shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). The selling stockholder may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholder may pledge or grant a security interest in some or all of the warrants or shares of common stock owned and, if the selling stockholder defaults in the performance of the secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholder also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that the selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholder and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We are required to pay certain fees and expenses incurred incident to the registration of the shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act. We have agreed to keep the registration statement effective until April 18, 2020. The shares of common stock, once sold under the registration statement, of which this prospectus forms a part, will be freely tradable in the hands of persons other than our affiliates.

Legal Matters

The validity of the shares of our common stock offered by this prospectus will be passed upon for us by the law firm of Foley & Lardner LLP, Tampa, Florida.

Experts

The consolidated financial statements of the Company as of December 31, 2018 and 2017 and for the year ended December 31, 2018, the transitional six months ended December 31, 2017, and the year ended June 30, 2017 appearing in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report thereon (which contains an explanatory paragraph expressing substantial doubt about the Company’s ability to continue as a going concern), included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. We also filed a registration statement on Form S-3, including exhibits, under the Securities Act with respect to the shares of common stock offered by this prospectus. This prospectus is a part of the registration statement, but does not contain all of the information included in the registration statement or the exhibits. The SEC maintains a web site, www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s web site. Our SEC filings are also available to the public on our website, www.cescatherapeutics.com. You can also find these filings on our website at www.cescatherapeutics.com. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

We are “incorporating by reference” specified documents that we file with the SEC, which means:

●	incorporated documents are considered part of this prospectus;

●	we are disclosing important information to you by referring you to those documents; and

●	information we file with the SEC will automatically update and supersede information contained in this prospectus.

We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and before the end of the offering of our common stock pursuant to this prospectus:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31 ,2018, filed with the SEC on March 26, 2019;

●	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2019 filed with the SEC on May 14, 2019;

●	Our Current Reports on Form 8-K filed with the SEC on January 2, 2019, January 4, 2019, January 31, 2019, April 10, 2019, and April 25, 2019;

●	Any other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since December 31, 2018; and

●

The description of the our common stock in Item 1 of the Registration Statement on Form 8-A for registration of our common stock pursuant to Section 12(g) of the Exchange Act, as updated by the description included in our Current Report on Form 8-K filed on May 18, 2017, including any other amendment or report filed for the purpose of updating such description.

Notwithstanding the foregoing, documents or portions thereof containing information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits under Item 9.01, are not incorporated by reference in this prospectus.

You may request a copy of any of these filings, at no cost, by request directed to us at the following address or telephone number:

Cesca Therapeutics Inc.

2711 Citrus Road

Rancho Cordova, CA 95742

(916) 858-5100
Attention: Corporate Secretary

You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than the respective date of such documents. Our business, financial condition, results of operations and prospects may have changed since that date.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the costs and expenses payable by the Company in connection with this offering. All expenses incurred with respect to the registration of the common stock will be borne by the Company. All amounts are estimates, except the SEC registration fee.

SEC registration fee	$144.64
Printing expenses*	-
Accounting fees and expenses*	15,000.00
Legal fees and expenses*	$5,000.00
Total	$20,144.64
*	Estimated solely for purposes of this Item. Actual expenses may vary.

Item 15.     INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 102(b)(7) of the Delaware General Corporation Law (the “Delaware Law”) enables a corporation, in its original certificate of incorporation or an amendment thereto, to eliminate or limit the personal liability of a director for monetary damages for breach of the director’s fiduciary duty, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware Law (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit. The Company’s Sixth Amended and Restated Certificate of Incorporation, as amended (“Certificate of Incorporation”), contains such a provision.

 In addition, Section 145 of the Delaware Law provides that a corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that such person is or was an officer, director, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer, director, employee or agent acted in good faith and in a manner the person reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to criminal proceedings, had no reasonable cause to believe that the person’s conduct was unlawful. A Delaware corporation may indemnify officers or directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against expenses (including attorneys’ fees) that he or she actually and reasonably incurred.

The Company’s Certificate of Incorporation and Restated Bylaws provide for indemnification of directors and officers to the fullest extent permitted by the Delaware Law.

Item 16.     EXHIBITS

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement.

Item 17.     UNDERTAKINGS

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the undersigned registrant is relying on Rule 430B:

(A)      Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(ii)      If the undersigned registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Sixth Amended and Restated Certificate of Incorporation, as amended.(1)

3.2	Restated Bylaws of Cesca Therapeutics Inc.(2)

4.1	Form of Pre-Funded Warrant.(3)

5.1	Opinion of Foley & Lardner LLP.

10.1	Securities Purchase Agreement, dated as of April 18, 2019, between Cesca Therapeutics Inc. and the Purchaser identified on the signature pages thereto.(4)

23.1	Consent of Marcum LLP.

23.3	Consent of Foley & Lardner LLP.(5)

24.1	Powers of Attorney.(6)

_____________________________________________

(1)	Incorporated herein by reference to Exhibit 3.1 to the Registration Statement on Form S-8 filed with the SEC on May 18, 2017.
(2)	Incorporated herein by reference to Exhibit 99.1 to the Form 8-K filed with the SEC on October 30, 2014.
(3)	Incorporated herein by reference to Exhibit 4.1 to the Form 8-K filed with the SEC on April 25, 2019.
(4)	Incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed with the SEC on April 25, 2019.
(5)	Included in Exhibit 5.1.
(6)	Included on the signature page to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rancho Cordova, State of California, on May 15, 2019.

Cesca Therapeutics Inc.

By:	/s/ Xiaochun (Chris) Xu, Ph.D.
Xiaochun (Chris) Xu, Ph.D. Chief Executive Officer (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Xiaochun Xu and Jeffery Cauble and each of them, the true and lawful attorneys-in-fact of the undersigned, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign this registration statement and any or all amendments to this registration statement, including post-effective amendments, and registration statements filed pursuant to 462(b) under the Securities Act, and to file or cause to be filed the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys or attorneys-in-fact or any of them or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons on May 15, 2019 in the capacities indicated.

Signature	Title

/s/ Xiaochun Xu	Chief Executive Officer and Chairman of the Board of Directors
Xiaochun Xu	(Principal Executive Officer)

/s/ Jeffery Cauble	Principal Financial and Accounting Officer
Jeff Cauble	(Principal Financial Officer and Principal Accounting Officer)

/s/ Russell Medford	Director
Russell Medford

/s/ Joseph Thomis	Director
Joseph Thomis

/s/ Mark Westgate	Director
Mark Westgate

/s/ James Xu	Director
James Xu

S-1